UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2006

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 13, 2006, Avid Technology, Inc. (the “Company”) entered into an Executive Employment Agreement and a Change-in-Control Agreement with Graham Sharp, appointing him as Vice President and General Manager, Avid Video, effective October 13, 2006. Mr. Sharp formerly served as Vice President, European Sales and Operations for the Company.

The material terms of Mr. Sharp’s employment arrangement include the following:

•	An annual base salary of $333,000;

•	A target bonus payment of 75% of his annual base salary to be paid, if at all, pursuant to the Company’s bonus plan;

•

An option to purchase 60,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on NASDAQ on the date of grant. Twelve and one-half percent of these shares will vest and become exercisable six months from the date of grant. The remaining shares will vest monthly over the following 42 months;

•	Health insurance and such other benefits as are generally made available by the Company to its full-time executive employees;

•

Severance benefits providing that if the Company terminates Mr. Sharp’s employment other than for cause, or if Mr. Sharp terminates for good reason, he is entitled to: (a) his base salary and benefits for twelve months following the termination date; (b) a prorated bonus payment; and (c) immediate vesting of any stock options or restricted stock that were due to vest within twelve months of the termination date; and

•	Relocation allowance and tax advisory services.

The Change-in-Control Agreement provides that if Mr. Sharp is terminated by the Company without cause, or if Mr. Sharp terminates for good reason, within two years following a change in control of the Company, he will receive the following benefits:

•	A prorated salary and bonus payment for the year of termination;

•	A lump sum severance payment equal to one and one-half times the sum of his annual base salary plus the highest bonus payment targeted or received in the then-current or preceding two years;

•	Comparable benefits for the 24 months following the date of termination; and

•	All unvested stock options and shares of restricted stock held by Mr. Sharp will vest immediately and be exercisable for a period of 24 months following his termination.

The foregoing descriptions are qualified in full by the Executive Employment Agreement and the Change-in-Control Agreement, each of which is attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 8.01. Other Events

On October 13, 2006, Charles L. Smith stepped down from his position as Vice President and General Manager, Avid Video, and he will be leaving the Company following the transition of his responsibilities over the next several weeks.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Page Parisi Paige Parisi Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

*#10.1	Executive Employment Agreement between the Company and Graham Sharp, dated October 13, 2006.
*#10.2	Change-in-Control Agreement between the Company and Graham Sharp, dated October 13, 2006.

_____________________________

* Documents filed herewith

# Management contract or compensatory plan

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